UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 10, 2009
United Western Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                      REGULATION FD DISCLOSURE

United Western Bancorp, Inc.’s (the “Company”) is furnishing this report on Form 8-K in connection with the disclosure of information in the form of the textual information from a slide show presentation that the Company anticipates it will provide to analysts and investors at (i) a series of meetings commencing on November 11 through November 12, 2009, and possibly continuing throughout the entire fourth quarter of 2009 and (ii) at the 2009 FBR Capital Markets Fall Investor Conference being held December 1 and 2, 2009 in New York, New York.

The information in this Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.  This Report will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The text included with this Report is available on the Investor Relations section of Company’s website located at www.uwbancorp.com, although the Company reserves the right to discontinue that availability at any time.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

99.1	Investor presentation materials furnished pursuant to Item 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 10, 2009	UNITED WESTERN BANCORP, INC.

By: /s/Michael J. McCloskey
Name: Michael J. McCloskey
Title: Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

99.1	Investor presentation materials furnished pursuant to Item 7.01.